POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of BLANCHARD PRECIOUS METALS FUND, INC. and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-facts and agents, each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
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

SIGNATURES                          TITLE                              DATE

/s/ John F. Donahue                 Chairman and Director              January 10, 1997
John F. Donahue                     (Chief Executive Officer)

/s/ Edward C. Gonzales              President, Treasurer               January 10, 1997
----------------------
Edward C. Gonzales                  and Director
                                    (Principal Financial and
                                     Accounting Officer)

/s/ Thomas G. Bigley                Director                           January 10, 1997]
Thomas G. Bigley

/s/ John T. Conroy, Jr.             Director                           January 10, 1997
-----------------------
John T. Conroy, Jr.

/s/ William J. Copeland             Director                           January 10, 1997
-----------------------
William J. Copeland

/s/ James E. Dowd                   Director                           January 10, 1997
-----------------
James E. Dowd

/s/ Lawrence D. Ellis, M.D.         Director                           January 10, 1997
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.         Director                           January 10, 1997
--------------------------
Edward L. Flaherty, Jr.

/s/ Peter E. Madden                 Director                           January 10, 1997
-------------------
Peter E. Madden

/s/ Gregor F. Meyer                 Director                           January 10, 1997
-------------------
Gregor F. Meyer

/s/ John E. Murray, Jr.             Director                           January 10, 1997
-----------------------
John E. Murray, Jr.

/s/ Wesley W. Posvar                Director                           January 10, 1997
--------------------
Wesley W. Posvar

/s/ Marjorie P. Smuts               Director                           January 10, 1997
---------------------
Marjorie P. Smuts


Sworn to and subscribed before me this 10th day of January, 1997

/s/ Marie M. Hamm
Notary Seal.



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